    As filed with the Securities and Exchange Commission on August 15, 2000
                             Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    _______
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ORACLE CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                                    94-2871189
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                              500 Oracle Parkway
                        Redwood City, California 94065
          (Address of Principal Executive Offices Including Zip Code)

                 ORACLE IRELAND APPROVED PROFIT SHARING SCHEME
         (formerly the ORACLE EMEA LTD APPROVED PROFIT SHARING SCHEME)
                           (Full title of the plan)

                               Daniel Cooperman
              Senior Vice President, General Counsel & Secretary
                              Oracle Corporation
                              500 Oracle Parkway
                        Redwood City, California 94065
                    (Name and address of agent for service)

                                (650) 506-7000
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                               Donald M. Keller
                               Venture Law Group
                          A Professional Corporation
                              2800 San Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

                        CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum       Proposed Maximum
Title of Securities        Amount to be      Offering Price Per     Aggregate Offering        Amount of
 to be Registered           Registered            Share (1)              Price (1)        Registration Fee
__________________________________________________________________________________________________________
Common Stock (2)              4,000              $80.59                 $322,360              $85.11

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended and based upon an average of the high and low prices reported on the Nasdaq National Market on August 11, 2000.
(2) The securities include certain rights associated with the Common Stock issued pursuant to the Rights Agreement dated December 3, 1990, as amended on January 24, 1994, March 31, 1998 and March 22, 1999.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 5, 1999 (File No. 333-75679), July 20, 1999 (File No. 333-83305) and April 4, 2000 (File No. 333-34022) are hereby incorporated by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-K (the "Annual Report") for the fiscal year ended May 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The descriptions of the Registrant's Common Stock and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's Registration Statements filed with the Commission under
     Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990, January 24, 1994, March 31, 1998 and March 22, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Exhibit
Number    Exhibit

4.1 (1) Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A., dated March 31, 1998.

4.2 (2) Amendment Number One, dated March 22, 1999, to Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A. dated March 31, 1998.

23.1      Consent of Independent Public Accountants.

24.1      Power of Attorney (see page II-2).
_____________________
(1) Incorporated by reference to the Form 8-A/A filed on March 31, 1998.
(2) Incorporated by reference to the Form 8-A/A filed on March 22, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Oracle Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 14, 2000.

ORACLE CORPORATION


/s/ Jeffrey O. Henley
---------------------
Jeffrey O. Henley
Executive Vice President
and Chief Financial Officer


                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey O. Henley and Daniel Cooperman, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Capacity                       Date
Principal Executive
Officer:

 /s/ Lawrence J. Ellison           Chief Executive Officer and
_______________________________    Chairman of the Board          August 15, 2000
Lawrence J. Ellison

Principal Financial
Officer:

/s/ Jeffrey O. Henley              Executive Vice President,
-------------------------------    Chief Financial Officer        August 14, 2000
Jeffrey O. Henley                  and Director

Principal Accounting
Officer:

                                  Senior Vice President and
/s/ Jennifer Minton               Corporate Controller            August 14, 2000
-------------------------------
Jennifer Minton

Directors:

_______________________________   Director                        August __, 2000
Raymond J. Lane

/s/ Donald L. Lucas               Director                        August 14, 2000
-------------------------------
Donald L. Lucas

/s/ Michael J. Boskin             Director                        August 14, 2000
-------------------------------
Dr. Michael J. Boskin

/s/ Jack F. Kemp                  Director                        August 14, 2000
-------------------------------
Jack F. Kemp

_______________________________   Director                        August __, 2000
Jeffrey Berg

/s/ Richard A. McGinn             Director                        August 14, 2000
-------------------------------
Richard A. McGinn

_______________________________   Director                        August __, 2000
Kay Koplovitz

                                 EXHIBIT INDEX


EXHIBIT  EXHIBIT DESCRIPTION
NUMBER

23.1     Consent of Independent Public Accountants